UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event Requiring Report: October 4, 2006

PROVIDENCE RESOURCES, INC.

(Exact name of registrant as specified in its charter)

TEXAS
(State or other jurisdiction of incorporation or organization)

000-30377 (Commission File Number)	06-1538201 (IRS Employer Identification Number)

Nora Coccaro, Chief Executive Officer
2610-1066 West Hastings Street, Vancouver, British Columbia V6E 3X2
(Address of principal executive offices)

(604) 602-1717
(Registrant’s telephone number, including area code)

HEALTHBRIDGE, INC.

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02      UNREGISTERED SALES OF EQUITY SECURITIES

On October 4, 2006 the board of directors of Providence Resources, Inc. (formerly “Healthbridge, Inc.”) (“Corporation”) authorized the issuance of 3,500,000 shares of restricted common stock to Global Solutions L.P., as required by the Agreement for Purchase and Sale dated February 22, 2006 between Providence Exploration LLC and Global Solutions L.P., as amended June 9, 2006, in full satisfaction of $1,924,800 and accrued interest, in connection with the acquisition of oil and gas lease hold interests in Val Verde County, Texas. The Corporation relied on exemptions provided by Section 4(2) of the Securities Act of 1933, as amended. No sales commissions were paid in connection with this transaction.

The Corporation made this offering based on the following factors: (1) the issuance was an isolated private transaction by the Corporation which did not involve a public offering; (2) there was one offeree that was issued the Corporation’s common stock in satisfaction of debt; (3) an officer of the offeree stated its intention not to resell the common stock; (4) there were no subsequent or contemporaneous public offerings of the stock; (5) the common stock was not broken down into smaller denominations; and (6) the negotiations that lead to the issuance of the common stock took place directly between the offeree and the Corporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

   Providence Resources, Inc.                                                    Date

   By: /s/ Nora Coccaro                                                                 October 4, 2006

   Name: Nora Coccaro

   Title: Chief Executive Officer